UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35774	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road
Ridgefield Park, NJ		07660
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Innodata Inc. (the “Company”) previously disclosed that in 2024 it received subpoenas from the Securities and Exchange Commission (“SEC”) and the U.S. Department of Justice (“DOJ”) requesting the Company to produce certain documents. The Company believes these subpoenas were related to allegations contained in the putative class action against the Company captioned D’Agostino v. Innodata Inc., et al., in the United States District Court for the District of New Jersey (the “Securities Class Action”) regarding the Company’s prior public statements about its artificial intelligence (AI) capabilities.

On June 12, 2025, the DOJ notified the Company that it has closed its investigation into the Company. Separately, the SEC has likewise notified the Company that it has concluded its investigation and does not intend to recommend an enforcement action against the Company. The Company views the closure of these investigations—without any enforcement actions—as favorable and significant developments.

The Company fully cooperated with both the DOJ and SEC throughout the course of their investigations, and the Company intends to vigorously defend itself in the Securities Class Action. The Company filed a motion to dismiss the Securities Class Action on March 7, 2025. That motion remains pending before the Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: June 18, 2025	By:	/s/ Amy R. Agress
Amy R. Agress
Senior Vice President and General Counsel